SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 16, 1998


                      CORNERSTONE REALTY INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)


  VIRGINIA                       1-12875                       54-1589139
  (State of                    (Commission                   (IRS Employer
  incorporation)               File Number)                Identification No.)


  306 EAST MAIN STREET
  RICHMOND, VIRGINIA                                              23219
  (Address of principal                                         (Zip Code)
   executive offices)


               Registrant's telephone number, including area code:
                                 (804) 643-1761

                      CORNERSTONE REALTY INCOME TRUST, INC.

                                    FORM 8-K

                                      Index

                                                                     Page Number
                                                                     -----------

Item 2. Acquisition or Disposition of Assets                                   4

Item 5. Other Events                                                           8

Item 7. Financial Statements, Pro Forma Financial
        Information and Exhibits

        a.     Independent Auditors' Report                                   10
               (Cape Landing Apartments)

               Historical Statement of Income and                             11
               Direct Operating Expenses
               (Cape Landing Apartments)

               Note to Historical Statement of                                12
               Income and Direct Operating
               Expenses (Cape Landing Apartments)

        b.     Pro Forma Statement of Operations for                          13
               the Nine Months ended September 30, 1998
               (unaudited)

               Pro Forma Balance Sheet as of                                  14
               September 30, 1998 (unaudited)

               Pro Forma Statement of Operations                              15
               for the Year ended December 31, 1997
               (unaudited)

        c.     Exhibits

               10.1 Purchase Contract for Cape Landing Apartments

      10.2  Agreement of Limited Partnership of Cornerstone Partners, L.P.

      10.3 Credit Agreement among Cornerstone Realty Income Trust, Inc., CRIT-NC, LLC and First Union National Bank

      10.4 Revolving Credit Note made by Cornerstone Realty Income Trust, Inc. and CRIT-NC, LLC

      10.5  Termination of Advisory Agreement Subcontract

      10.6  Termination of Property Management Agreement Subcontract

      10.7 Bill of Sale and Note Pertaining to Property Acquisition/Disposition Agreement

      10.8  Assignment   and  Assumption   Agreement   (Pertaining  to  Advisory
            Agreement for Apple Residential Income Trust, Inc.)

      10.9  Amended and Restated Property Acquisition/Disposition Agreement

      23.1  Consent of Independent Auditors

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


                             CAPE LANDING APARTMENTS
                          Myrtle Beach, South Carolina

     On October 16, 1998, Cornerstone Realty Income Trust, Inc. (the "Company") acquired an approximately 88 percent interest in Cornerstone Partners, L.P., a Virginia limited partnership (the "Limited Partnership"), which was organized by the Company to acquire Cape Landing Apartments, a 288-unit apartment complex located at 3851 Cape Landing Drive, Myrtle Beach, South Carolina (the "Property"). The Company is the general partner of the Limited Partnership.

     The Company entered into an agreement of limited partnership (the "Agreement") with Cape Landing Apartments, LLC, a North Carolina limited liability company (the "Limited Partner"), which is not affiliated with the Company or its affiliates. Pursuant to the Agreement, the Limited Partner contributed an approximately 12 percent interest in the Property to the Limited Partnership in exchange for 185,887 partnership units with an agreed upon value of $2 million. The Limited Partner sold its remaining interest in the Property to the Limited Partnership for $15.1 million. The Company contributed $15,100,000 to the Limited Partnership, $11.05 million of which the Company borrowed under its unsecured line of credit and $4.05 million of which was funded with cash from operations, in exchange for 1,403,445 partnership units representing an approximately 88 percent interest in the Limited Partnership. The Limited Partnership's sole asset is the Property. Title to the Property was conveyed to the Limited Partnership by limited warranty deed.

     Each partnership unit held by the Limited Partner is exchangeable any time after a one-year holding period for a Common Share of the Company on a one-for-one basis. Each partnership unit held by the Limited Partner is entitled to a preferred return equal to the dividend paid on one Common Share of the Company. Except for certain limited matters, all management powers over the affairs of the Limited Partnership are exclusively vested in the Company, as general partner.

     Location.  The Property is in Myrtle Beach,  Horry County,  South Carolina.
The following information is based in part upon information provided by the greater Myrtle Beach Chamber of Commerce.

     The Myrtle Beach MSA is comprised of Horry and Georgetown Counties. This area covers 1,956 square miles and has an approximate population of 215,000. The Myrtle Beach area, also known as South Carolina's Grand Strand, is a 60-mile stretch of coastline. Highways providing direct access to the Myrtle Beach area include U.S. Routes 17, 501 and South Carolina Highways 9 and 544. These connections can be made from Interstates 95 and 20. Considered one of the nation's top vacation destinations, the Grand Strand hosts an estimated 13 million visitors annually. The increasing number of entertainment attractions, live music theaters, shopping centers and golf courses attracts visitors throughout the year. In April 1995, American

Demographics ranked Myrtle Beach as the second fastest growing metro area in both projected annual population growth and projected employment growth from 1995 to 2005.

     Money magazine rated the Grand Strand as one of the top 20 places to retire in America. The number of persons over the age of 65 has grown from nearly 5,000 in 1970 to 20,840 in 1996. This increase of 317 percent boosted this portion of the population of Horry County to nearly 13 percent of the resident population. Similarly, in Georgetown County the population of persons over the age of 65 is 6,650, which is 12.9 percent of the total county population.

     Myrtle Beach is rated as one of the fastest growing areas in the U.S. and current development includes a wide range of new businesses. These businesses include entertainment centers, restaurants, motels, golf courses, business and resort centers and general services. Entertainment center openings during 1997 included The All-American Music Theater and The Savoy Theater at Fantasy Harbor. Construction projects planned for 1998 and 1999 include a $20 million baseball stadium for an Atlanta Braves Carolina League Class A team. Additionally, Burroughs and Chapin plans to begin development of the Grande Dunes project, a high-profile, full-service resort. Further development will include a large shopping center and several new residential communities, and Myrtle Beach city government will also continue with plans to redevelop the downtown area, including a large park.

     Tourism continues to be the Grand Strand's dominant economic theme. The majority of jobs in Horry County are related to the services necessary for tourism businesses. Sixty-five to 70 percent of Horry County's employment is tourism related. Over the years, as Horry County has increased the number of employment opportunities and has seen a growth in population, it has been able to steadily decrease the annual unemployment rate, dropping this year to 4.9 percent from the 1996 level of 5.3 percent. Some of the largest employers in both Horry County and Georgetown County include Horry County School District, AVX, Horry County Government, Sands Oceanfront Resort, Conway Hospital, Coastal Carolina University and Santee Cooper Electric.

     Myrtle Beach is served by the Myrtle Beach International Airport.

     The neighborhood in which the Property is located consists of other multi-family housing, single-family housing, commercial and retail development. The Property is located near businesses, major shopping, entertainment, schools and churches. The Property is located on U.S. Highway 17 Bypass, approximately two miles from U.S. Highway 501.

     Description of the Property. The Property consists of 288 garden-style apartment units in 14 three-story buildings on approximately 21 acres of land. The Property was built in 1997 and 1998.

     The Property is newly constructed and thus is, in the opinion of management of the Company, in excellent condition. Since the Property is new, the Company has not budgeted any sums for significant improvements or renovations to the Property for at least six months after its acquisition by the Company.

     The Property offers 11 unit types. The unit mix and rents being charged new tenants as of August 1998 are as follows:

                                                                       APPROXIMATE
                                                                        INTERIOR                MONTHLY RENTAL
     QUANTITY                         TYPE                           SQUARE FOOTAGE             --------------
     --------                         ----                           --------------

        9             One Bedroom/One Bath W/D Connections                 695                       $549

        48          One Bedroom/One Bath W/D Connections, FP               695                        549

        15              One Bedroom/One Bath Handicapped                   695                        549

        20            One Bedroom/One Bath W/D Connections                 744                        570

        40          One Bedroom/One Bath W/D Connections, FP               744                        570

        16           Two Bedrooms/Two Baths W/D Connections                883                        670

        32          Two Bedrooms/Two Baths W/D Connections,                883                        670
                                       FP

        20               Two Bedrooms/Two Baths/Den W/D                   1108                        750
                                   Connections

        40               Two Bedrooms/Two Baths/Den W/D                   1108                        750
                                 Connections, FP

        16          Three Bedrooms/Two Baths W/D Connections              1356                        839

        32                Three Bedrooms/Two Baths W/D                    1356                        839
                                 Connections, FP

     The apartments provide a combined total of approximately 269,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past year have generally increased. As an example, a two-bedroom, two-bathroom apartment unit (883 square feet) rented for $650 in 1997. The average effective annual rental per square foot at the Property for 1997 was $8.28.

     The buildings are wood-frame construction on concrete slabs, and the exteriors are covered with vinyl siding. Roofs are pitched and covered with asphalt shingles.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has smoke detectors, a cable television hook-up and an individually controlled heating and air conditioning unit. The owner of the property supplies cold water, sewer service and trash removal. Each resident is responsible for his or her own electricity usage, which includes air conditioning, lights, heat, hot water and cooking.

     Each unit (other than the smallest one-bedroom modified units) includes washer/dryer connections for full-sized appliances, miniblinds, walk-in closets and a patio or balcony. A total of 192 units have a wood-burning fireplace. Each kitchen is equipped with a refrigerator/freezer with icemaker, electric range and oven, dishwasher and garbage disposal.

     The Property has an outdoor swimming pool, two lighted tennis courts, a fitness center with sauna and steam room, and a laundry facility. The Property also includes a clubhouse with an entertainment area, kitchenette and leasing office. There is ample paved parking for tenants.

     There are at least five apartment properties in the area that compete with the Property. All offer similar amenities and have rents that generally are comparable to those of the Property. Based on a recent telephone survey, the Company estimates that occupancy in nearby competing properties now averages approximately 93%.

     According to information provided by the seller, leasing at the Property began in May 1997 and physical occupancy at the Property averaged approximately 63% during the first nine months of 1998. On October 12, 1998, the Property was 88% occupied.

     The tenants at the Property are a mix of white-collar and blue-collar workers, students and retired persons.

     For 1998, Horry County specified an assessed value for the Property equal to $11,176,600. The taxable value is equal to 6% of the assessed value, or $670,596. The tax rate was $0.1919, and the total real estate taxes were calculated as $128,687.37.

     The basis of the depreciable residential real property portion of the Property (currently estimated at about $15,826,975) will be depreciated over
27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts to be spent by the Property on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

     Material  Factors  Considered  in  Assessing  the  Property.   The  factors
considered by the Company to be relevant in evaluating the Property for acquisition by the Company included the following.

     1. The Company believes that the greater Myrtle Beach, South Carolina metropolitan area will continue to enjoy steady population increase and steady economic development and that such increase and development will support stable occupancy rates and reasonable increases in rents at the Property. In particular, the Company believes that the Property is located in a particularly desirable part of the Myrtle Beach metropolitan area.

     2. The Property is newly-constructed and was available for purchase by the Company at an attractive price.

     3. The Property is located near major employment centers, including Broadway at the Beach, Allied Signal, and Coca-Cola.

     The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be indicative of future operating results.

ITEM 5.  OTHER EVENTS

The Company's Unsecured Line of Credit

     On October 16, 1998, the Company closed a $25 million extension on its unsecured line of credit, bringing to $200 million the maximum permitted borrowing under the Company's unsecured line of credit. The amount outstanding under the unsecured line of credit on November 30, 1998 was approximately $196 million.

     The lender with respect to the $25 million extension is First Union National Bank. The borrowing under the $25 million extension must be repaid by February 28, 1999.

The Company's Providing of Services to Apple Residential Income Trust, Inc.

     The Company has been providing property management, advisory and real estate brokerage services to Apple Residential Income Trust, Inc. ("Apple"). The property management and advisory services have been provided by the Company under subcontracts from Apple Residential Management Group, Inc. ("ARMG") and Apple Residential Advisors, Inc. ("ARA"), the entities that originally contracted with Apple for the providing of such services. As to the real estate brokerage services, the Company previously purchased the assets of Apple Realty Group, Inc. ("ARG") -- consisting principally of the real estate brokerage agreement -- and thereby succeeded to ARG in providing such services to Apple.

     Effective at the close of business on September 30, 1998, the subcontract agreements described above were terminated, and ARA assigned to ARMG its rights and responsibilities under the advisory agreement. Thus, as of October 1, 1998, the property management and advisory services to Apple are now performed by ARMG using employees leased from the Company. The expenses of providing the services to Apple will partly offset the fees payable by Apple to ARMG in exchange for such services. To the extent such fees exceed such expenses, the Company will be entitled to almost all of the excess, since the Company owns all of the preferred shares of ARMG, entitling the Company to 95% of any dividends payable by ARMG. The remaining 5% is payable to Glade M. Knight as the owner of all the common shares of ARMG.

     Effective October 1, 1998, the Company sold to ARMG its rights in the real estate brokerage agreement. Beginning on such date ARMG will provide the services and be entitled to the compensation under the real estate brokerage agreement. ARMG will lease employees necessary to provide such services from the Company and the leasing expense will partly offset the fees payable to ARMG. As discussed above, the Company will be entitled to 95% of any amounts remaining for distribution by ARMG. The purchase price payable by ARMG to the Company for the real estate brokerage agreement is $311,111. The purchase price is payable in one installment of principal on September 30, 1999. The principal bears interest at the rate of 12% per annum and interest is payable at the end of each calendar quarter commencing December 31, 1998 and ending September 30, 1999. The obligation is prepayable at any time without penalty. ARMG expects to make such payment from brokerage fees received under the real estate brokerage agreement. As of October 1, 1998, the Company and ARMG entered into a restatement of the real estate brokerage agreement. Pursuant to an amendment made in the restatement, the real estate brokerage agreement is terminable by either party on two-weeks notice.

     For the reasons set forth above, it is not expected that the restructuring of the service relationship with Apple will have any material effect on the Company since in substance the Company will continue to provide such services to Apple.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS



                       [L.P. MARTIN & COMPANY LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

         We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cape Landing Apartments located in Myrtle Beach, South Carolina for the twelve month period ended September 30, 1998. This statement is the responsibility of the management of Cape Landing Apartments. Our responsibility is to express an opinion on this statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

         In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Cape Landing Apartments (as defined above) for the twelve month period ended September 30, 1998, in conformity with generally accepted accounting principles.


                                     /s/ L.P. Martin & Co., P.C.


Richmond, Virginia
November 5, 1998

                             CAPE LANDING APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                  TWELVE MONTH PERIOD ENDED SEPTEMBER 30, 1998

INCOME
   Rental and Other Income                               $   1,298,167
                                                         -------------
DIRECT OPERATING EXPENSES
   Administrative and Other                                    188,467
   Insurance                                                    56,038
   Repairs and Maintenance                                     175,814
   Taxes, Property                                             106,738
   Utilities                                                   103,584
                                                         -------------

         TOTAL DIRECT OPERATING EXPENSES                       630,641
                                                         -------------

         Operating income exclusive of items not
         comparable to the proposed future operations
         of the property                                 $     667,526
                                                         =============



See accompanying notes to the financial statement.

                             CAPE LANDING APARTMENTS

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                  TWELVE MONTH PERIOD ENDED SEPTEMBER 30, 1998

NOTE 1 - ORGANIZATION

Cape Landing  Apartments is a 288 unit garden style apartment complex located on
20.96 acres in Myrtle Beach, South Carolina. Construction of the apartment buildings began in 1997 and continued until completion in February, 1998. Accordingly, the number of occupied units and tenant income increased throughout the twelve month period presented. The assets comprising the property were owned by Cape Landing Apartments, L.L.C., an entity unaffiliated with Cornerstone Realty Income Trust, Inc., during the financial statement period. On October 15, 1998, the apartment property was sold to Cornerstone Partners, L.P. A majority interest in Cornerstone Partners, L.P. is held by Cornerstone Realty Income Trust, Inc. with Cape Landing Apartments, L.L.C. holding a minority interest.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Revenue  and  Expense  Recognition  -  The  accompanying   statement  of  rental
operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization and professional fees.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Repairs and Maintenance - Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Advertising - Advertising costs are expensed in the period incurred.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS


PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)

The Unaudited Pro Forma Consolidated Statement of Operations for the nine month period ended September 30, 1998 is presented as if the 6 Property acquisitions made during 1998 had occurred on January 1, 1998. The Unaudited Pro Forma Statement of Operations assumes the Company qualifying as a REIT, distributing at least 95% of its taxable income, and, therefore, incurred no federal income tax liability for the period presented. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

The Unaudited Pro Forma Consolidated Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual results of the Company would have been for the nine month period ended September 30, 1998 if the acquisitions had occurred at the beginning of the period presented, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the Company's respective historical financial statements and notes thereto.

                                                                                  Stone           Pinnacle         Hampton
                                                           Historical             Point            Ridge           Pointe
                                                          Statement of          Pro Forma        Pro Forma        Pro Forma
                                                           Operations          Adjustments      Adjustments      Adjustments
                                                      -----------------------------------------------------------------------
Date of Acquisitions                                          -                  1/15/98          3/31/98          3/31/98

Rental and other income                                  $68,683,654          $   56,094          $214,941        $495,061

Rental expenses:
                Property and maintenance                  18,099,464              15,821            73,178         157,479
                Taxes and insurance                        5,162,507               4,154            15,411          54,874
                Property management                        1,567,707                   -                -                -
                General and administrative                 1,347,816                   -                -                -
                Amortization and other depreciation           38,460                   -                -                -
                Depreciation of rental property           14,995,402                   -                -                -
                Other                                      1,530,189                   -                -                -
                                                      -----------------------------------------------------------------------
                                                          42,741,545              19,975            88,589         212,353
Income before interest income (expense)                   25,942,109              36,119           126,352         282,708
     and minority interest
Interest income                                              323,689                   -                -                -
Interest expense                                         (9,227,446)                   -                -                -
                                                      -----------------------------------------------------------------------
Net Income before minority interest                       17,038,352              36,119           126,352         282,708
Minority interest                                                  -
                                                      -----------------------------------------------------------------------
Net income                                               $17,038,352             $36,119          $126,352        $282,708
                                                      ===============
Net income per common share - Basic                            $0.46
                                                      ===============
Wgt. avg. number of shares outstanding                    37,148,312
                                                      ===============

                                                                                        Cape
                                                       The Timbers    The Gables       Landing           1998
                                                        Pro Forma      Pro Forma      Pro Forma        Pro Forma           Total
                                                       Adjustments    Adjustments    Adjustments      Adjustments        Pro Forma
                                                       ------------------------------------------------------------- --------------
Date of Acquisitions                                      6/4/98        7/2/98         10/16/98                            -

Rental and other income                                $  494,369    $  752,765      $  973,625           -           $71,670,509

Rental expenses:
                Property and maintenance                  169,870       221,388         350,899           -            19,088,099
                Taxes and insurance                        31,692        49,381         122,082           -             5,440,101
                Property management                            -              -              -            -             1,567,707
                General and administrative                     -              -              -            -             1,347,816
                Amortization and other depreciation            -              -              -            -                38,460
                Depreciation of rental property                -              -              -        848,674 (A)      15,844,076
                Other                                          -              -              -            -             1,530,189
                                                       --------------------------------------------------------     ---------------
                                                          201,562       270,769         472,981       848,674          44,856,448
Income before interest income (expense)                   292,807       481,996         500,644      (848,674)         26,814,061
     and minority interest
Interest income                                                -              -              -       (151,875)(D)         171,814
Interest expense                                               -              -              -     (1,359,971)(B)     (10,587,417)
                                                       --------------------------------------------------------     ---------------
Net Income before minority interest                       292,807       481,996         500,644    (2,360,520)         16,398,458
Minority interest                                                                                     (80,749)(E)         (80,749)
                                                       --------------------------------------------------------     ---------------
Net income                                               $292,807      $481,996        $500,644   ($2,441,269)        $16,317,709
                                                                                                                    ===============
Net income per common share - Basic                                                                                         $0.43
                                                                                                                    ===============
Wgt. avg. number of shares outstanding                                                                413,223 (C)      37,561,535
                                                                                                ===============     ===============

(A) Represents the depreciation expense of the properties acquired based on the purchase price,excluding amounts allocated to land, for the period of time not owned by the Company. The weighted average life of the property depreciated was 27.5 years.

(B) Represents the interest expense for the 6 properties purchased using the line of credit for the period in which the properties were not owned for the nine month period ended September 30, 1998. Interest was computed based on interest rates under the Company's line of credit in effect at the time of the respective acquisition.

(C) Repesents additional common shares used to purchase Timbers based upon the purchase price of $8,100,000; common shares issued in May 1997 with net proceeds per share of $10.89 to the Company.

(D) Represents reduction of interest income associated with $4.050 million of cash used to purchase Cape Landing at an interest rate of 5%.

(E) Represents minority interest of 185,874 operating partnership units in the Company's operating partnership.

PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1998 (UNAUDITED)

The Unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had owned the property included in the table below as of September 30, 1998.

The Unaudited Pro Forma Consolidated Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual financial position of the Company would have been at September 30, 1998, nor does it purport to represent the future financial position of the Company. This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the Company's respective historical financial statements and notes thereto.


                                                                    (A)
                                                                    Cape
                                           Historical              Landing
                                             Balance              Pro Forma               Total
                                              Sheet               Adjustments           Pro Forma
                                        --------------------------------------------------------------
Date of acquisition                                                 10/16/98

ASSETS
Investment in rental property
   Land                                  $  86,076,966            $  1,026,000        $  87,102,966
   Building and improvements               466,514,341              16,074,000          482,588,341
   Furniture and fixtures                   11,187,945                                   11,187,945
                                        ------------------------------------------------------------
                                           563,779,252              17,100,000          580,879,252
   Less accumulated depreciation           (42,482,032)                                 (42,482,032)
                                        ------------------------------------------------------------
                                           521,297,220              17,100,000          538,397,220

   Cash and cash equivalents                 4,069,280              (4,050,000)              19,280
   Prepaid expenses                            446,202                      -               446,202
   Other assets                              9,063,522                      -             9,063,522
                                        ------------------------------------------------------------
                                            13,579,004              (4,050,000)           9,529,004
                                        ------------------------------------------------------------
   Total Assets                          $ 534,876,224            $ 13,050,000        $ 547,926,224
                                        ============================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Notes payable                         $ 185,499,999            $ 11,050,000        $ 196,549,999
   Accounts payable                          2,110,858                       -            2,110,858
   Accrued expenses                          4,697,340                       -            4,697,340
   Rents received in advance                   204,525                       -              204,525
   Tenant security deposits                  1,728,587                       -            1,728,587
                                        ------------------------------------------------------------
   Total  Liabilities                      194,241,309              11,050,000          205,291,309

Minority Interest                                    -               2,000,000         $  2,000,000

Shareholders'equity
   Common stock                            385,602,116                       -          385,602,116
   Deferred compensation                       (46,479)                      -              (46,479)
   Distributions greater than net income   (44,920,722)                      -          (44,920,722)
                                        ------------------------------------------------------------
   Total Shareholders' Equity              340,634,915                       -          340,634,915
                                        ------------------------------------------------------------
   Total Liabilities and Shareholders'
      Equity                              $534,876,224            $ 13,050,000        $ 547,926,224
                                        ================================================================


(A) Represents purchase of Cape Landing for a purchase price of $17,100,000, and was funded using cash of $4,050,000, the Company's line of credit for $11,050,000 and issuance of 185,874 operating partnership units valued at $10.76 per unit.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 1997 (UNAUDITED)

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 is presented as if 11 of the 13 Property acquisitions during 1997 and the 6 Property acquisitions during 1998 had occurred on January 1, 1997. The Unaudited Pro Forma Statement of Operations assumes the Company qualifying as a REIT, distributing at least 95% of its taxable income, and, therefore, incurred no federal income tax liability for the period presented. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

The Unaudited Pro Forma Consolidated Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual results of the Company would have been for the year ended December 31, 1997 if the acquisitions had occurred at the beginning of the period presented, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the Company's respective historical financial statements and notes thereto.



                                                         Historical                                               Pro Forma
                                                        Statement of          1997          Pro Forma            Before 1998
                                                         Operations       Acquisitions     Adjustments           Acquisitions
                                                       ----------------  ---------------  ---------------      ----------------
Date of Acquisitions

Revenues from rental properties                          $71,970,624        $8,176,747                           $80,147,371
Rental expenses:
                Property and maintenance                  19,494,692         2,524,622                            22,019,314
                Taxes and insurance                        6,075,991           608,815                             6,684,806
                Property management                        1,769,272                                               1,769,272
                General and administrative                 1,351,667                                               1,351,667
                Amortization and other depreciation           56,075                                                  56,075
                Depreciation of rental property           15,163,593                        $ 1,514,811 (A)       16,678,404
                Other                                      1,200,669                                               1,200,669
                Management contract termination              402,907                                                 402,907
                                                       -----------------  --------------   ------------------   -------------
                                                          45,514,866         3,133,437        1,514,811           50,163,114
Income before interest income (expense)                   26,455,758         5,043,310       (1,514,811)          29,984,257
     and minority interest
Interest income                                              331,114                                -                331,114
Interest expense                                         (7,561,319)                         (2,411,653)(B)       (9,972,972)
                                                       -----------------  --------------   ------------------   -------------
Net income before minority interest                       19,225,553         5,043,310       (3,926,464)          20,342,399
Minority interest
                                                       -----------------  --------------   ------------------  ---------------
Net income                                               $19,225,553        $5,043,310      ($3,926,464)         $20,342,399
                                                       ==============                                          ================
Net income per common share - Basic                            $0.59                                                   $0.59
                                                       ==============                                          ================
Wgt. avg. number of shares outstanding                    32,617,823                          2,041,544(C)        34,659,367
                                                       ==============                      =================   =================

                                                                         Pinnacle        Hampton
                                                         Stone Point       Ridge          Point       The Timbers
                                                          Pro Forma      Pro Forma      Pro Forma      Pro Forma
                                                         Adjustments    Adjustments    Adjustments    Adjustments
                                                         -------------------------------------------------------------
Date of Acquisitions                                        1/15/98        3/31/98        3/31/98         6/4/98

Revenues from rental properties                          $ 1,346,251       $859,763    $1,980,245     $ 1,186,485
Rental expenses:
                Property and maintenance                     379,698        292,713       629,914         407,687
                Taxes and insurance                           99,704         61,642       219,495          76,060
                Property management
                General and administrative
                Amortization and other depreciation
                Depreciation of rental property
                Other
                Management contract termination
                                                         -------------------------------------------------------------
                                                             479,402        354,355       849,409         483,747
Income before interest income (expense)                      866,849        505,408     1,130,836         702,738
     and minority interest
Interest income
Interest expense
                                                         -------------------------------------------------------------
Net income before minority interest                          866,849        505,408     1,130,836         702,738
Minority interest
                                                         -------------------------------------------------------------
Net income                                                  $866,849       $505,408    $1,130,836        $702,738

Net income per common share - Basic

Wgt. avg. number of shares outstanding


                                                                               Cape
                                                          Gables              Landing
                                                        Pro Forma            Pro Forma             Pro Forma              Total
                                                       Adjustments          Adjustments           Adjustments           Pro Forma
                                                       -----------------------------------------------------      ---------------
Date of Acquisitions                                       7/2/98              10/16/98                                     -

Revenues from rental properties                        $ 1,505,529          $ 1,298,167                                $88,323,811
Rental expenses:
                Property and maintenance                   442,775              467,865                                 24,639,966
                Taxes and insurance                         98,762              162,776                                  7,403,245
                Property management                                                                                      1,769,272
                General and administrative                                                                               1,351,667
                Amortization and other depreciation                                                                         56,075
                Depreciation of rental property                                                 $  1,996,381 (A)        18,674,785
                Other                                                                                                    1,200,669
                Management contract termination                                                                            402,907
                                                       -------------------------------------------------------      ---------------
                                                           541,537              630,641            1,996,381            55,498,586
Income before interest income (expense)                    963,992              667,526           (1,996,381)           32,825,225
     and minority interest
Interest income                                                                                     (202,500)(D)           128,614
Interest expense                                                                                  (3,723,398)(B)       (13,696,370)
                                                       -------------------------------------------------------      ---------------
Net income before minority interest                        963,992              667,526           (5,922,279)           19,257,469
Minority interest                                                                                   (100,578)(E)          (100,578)
                                                       -------------------------------------------------------      ---------------
Net income                                                $963,992             $667,526          ($6,022,857)          $19,156,891
                                                                                                                    ===============
Net income per common share - Basic                                                                                          $0.54
                                                                                                                    ===============
Wgt. avg. number of shares outstanding                                                              743,802 (C)        35,403,168
                                                                                                ===============     ===============

(A) Represents the depreciation expense of the properties acquired based on the purchase price, excluding amounts allocated to land, for the period of time not owned by the Company. The weighted average life of the property depreciated was 27.5 years.

(B) Represents the interest expense for the portion of the properties purchased with the Company's unsecured line of credit or other unsecured financing. Total purchase price of $63,851,388 for 1997 acquisitions (8 properties) and the portion of the purchase price of $50,206,150 for 1998 acquisitions (6 properties) for the period in which properties were not owned for the year ended December 31, 1997. Interest was computed based on interest rates under the Company's line of credit in effect at the time of the respective acquisition.

(C) Represents additional common shares used to purchase Ashley Run, Carlyle, Charleston Place and a portion of Dunwoody based upon purchase prices of $18,000,000 $11,580,000, $9,475,000 and $10,560,312 (total purchase price of
    Dunwoody was $15,200,000), respectively; common shares issued in April, 1997 with net proceeds of $9.5875 per share to the Company; purchase of Timbers using the proceeds of a public offering issuing shares with net proceeds of $10.89 per share.

(D) Represents reduction of interest income associated with $4.050 million of cash used to purchase Cape Landing at an interest rate of 5%.

(E) Represents minority interest of 185,874 operating partnership units in the Company's operating partnership.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 1997 (UNAUDITED)

The following schedule provides detail of 1997 acquisitions by property included in the Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997.


                                                                 Paces        Paces        Ashley        Carlyle      Charleston
                                                 Westchase       Arbor        Forest         Run          Club           Place
                                                 Pro Forma     Pro Forma    Pro Forma     Pro Forma     Pro Forma      Pro Forma
                                                Adjustments   Adjustments  Adjustments   Adjustments   Adjustments    Adjustments
                                                -----------   -----------  -----------   -----------   -----------    -----------
Date of Acquisition                               1/15/97        3/1/97       3/1/97       4/30/97       4/30/97        5/13/97

Property operations
    Revenues from rental properties               $166,656      $128,993      $154,702    $916,820       $637,842      $536,210
    Rental expenses:
                Property management                 54,436        35,902        37,110     246,537        205,723       169,807
                Taxes and insurance                 16,024         8,094         9,108      69,240         46,970        34,987
                General and administrative            -             -            -            -             -              -
                Amortization                          -             -            -            -             -              -
                Depreciation of rental property       -             -            -            -             -              -
                Other                                 -             -            -            -             -              -
                                                -----------------------------------------------------------------------------------
                                                    70,460        43,996        46,218     315,777        252,693       204,794
Income before interest income (expense)             96,196        84,997       108,484     601,043        385,149       331,416
Interest income                                       -             -            -           -              -              -
Interest expense                                      -             -            -           -              -              -
                                                -----------------------------------------------------------------------------------
Net Income                                         $96,196       $84,997      $108,484    $601,043       $385,149      $331,416
                                                ===================================================================================

                                                  Dunwoody       Clarion                    Remington        Stone
                                                  Springs        Crossing     St. Regis       Place         Brooke          1997
                                                 Pro Forma      Pro Forma     Pro Forma     Pro Forma      Pro Forma    Acquisition
                                                Adjustments    Adjustments   Adjustments   Adjustments    Adjustments   Adjustments
                                                -----------    -----------   -----------   -----------    -----------   -----------
Date of Acquisition                               7/25/97        9/30/97       10/31/97      10/31/97      10/31/97

Property operations
    Revenues from rental properties             $1,437,230     $1,141,473    $1,100,453      $918,833     $1,037,535    $8,176,747
    Rental expenses:                                                                                           -
                Property management                451,935        442,582       294,153       262,938        323,499     2,524,622
                Taxes and insurance                144,766         59,664        64,195        60,505         95,262       608,815
                General and administrative            -              -             -             -             -             -
                Amortization                          -              -             -             -             -             -
                Depreciation of rental property       -              -             -             -             -             -
                Other                                 -              -             -             -             -             -
                                               ------------------------------------------------------------------------------------
                                                   596,701        502,246       358,348       323,443        418,761     3,133,437
Income before interest income (expense)            840,529        639,227       742,105       595,390        618,774     5,043,310
Interest income                                        -             -             -             -              -             -
Interest expense                                       -             -             -             -              -             -
                                               ------------------------------------------------------------------------------------
Net Income                                        $840,529       $639,227      $742,105      $595,390       $618,774    $5,043,310
                                               ====================================================================================

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Cornerstone Realty Income Trust, Inc.

Date: December 22, 1998              By:   /s/ Stanley J. Olander, Jr.
                                           ----------------------------
                                           Stanley J. Olander, Jr.,
                                           Chief Financial Officer of
                                           Cornerstone Realty Income Trust, Inc.

                                  EXHIBIT INDEX

                      Cornerstone Realty Income Trust, Inc.
                         Form 8-K dated October 16, 1998


Exhibit Number             Exhibit                                   Page Number

         10.1         Purchase Contract for
                      Cape Landing Apartments

         10.2         Agreement of Limited
                      Partnership of Cornerstone
                      Partners, L.P.

         10.3         Credit Agreement among
                      Cornerstone Realty Income
                      Trust, Inc., CRIT-NC, LLC
                      and First Union National Bank

         10.4         Revolving Credit Note made
                      by Cornerstone Realty Income
                      Trust, Inc. and CRIT-NC, LLC

         10.5         Termination of Advisory
                      Agreement Subcontract

         10.6         Termination of Property
                      Management Agreement Subcontract

         10.7         Bill of Sale and Note Pertaining
                      to Property Acquisition/
                      Disposition Agreement

         10.8         Assignment and Assumption Agreement
                      (Pertaining to Advisory Agreement for
                      Apple Residential Income Trust, Inc.)

         10.9         Amended and Restated Property
                      Acquisition/Disposition Agreement

         23.1         Consent of Independent Auditors